EXHIBIT 99.1

For Immediate Release

First Hawaiian, Inc. Reports Fourth Quarter and Full Year 2018 Financial Results and Increases Dividend by 8.3%

HONOLULU, Hawaii January 24, 2019 -- (Globe Newswire) -- First Hawaiian, Inc. (NASDAQ:FHB), (“First Hawaiian” or the “Company”) today reported financial results for its fourth quarter and full year ended December 31, 2018.

Fourth Quarter Highlights

•	Net income for the quarter ended December 31, 2018 was $60.0 million, or $0.44 per diluted share
•	Core net income[1] for the quarter ended December 31, 2018 was $77.9 million, or $0.58 per diluted share
•	1.19% return on average total assets and 1.62% core return on average tangible assets (“ROATA”)[1],2
•	9.77% return on average total stockholders’ equity and 21.44% core return on average tangible stockholders’ equity (“ROATCE”)[1],2
•	3.8% quarterly loan growth, 12 basis point net interest margin (“NIM”) expansion
•	The Board of Directors increased the dividend by $0.02 per share, or 8.3%, and declared a quarterly dividend of $0.26 per share

“2018 was another milestone year for First Hawaiian as we celebrated our 160th anniversary, and we capped it off with a great fourth quarter,” said Bob Harrison, Chairman and Chief Executive Officer. “We had solid core earnings, driven by strong growth in loans and deposits, expansion in the net interest margin and excellent asset quality. We also continued to optimize our balance sheet by restructuring the investment portfolio in early January, which will be immediately accretive to income. This action, along with the strong loan and deposit growth in the quarter, positions us well for 2019.”

On January 23, 2019, the Company’s Board of Directors declared a quarterly cash dividend of $0.26 per share, an increase of $0.02 per share from the dividend paid in December 2018. The dividend will be payable on March 8, 2019 to shareholders of record at the close of business on February 25, 2019.

Earnings Highlights

Net income for the quarter ended December 31, 2018 was $60.0 million, or $0.44 per diluted share, compared to $67.4 million, or $0.50 per diluted share, for the quarter ended September 30, 2018, and $11.7 million, or $0.08 per diluted share, for the quarter ended December 31, 2017. Core net income1 for the quarter ended December 31, 2018 was $77.9 million, or $0.58 per diluted share, compared to $70.8 million, or $0.52 per diluted share, for the quarter ended September 30, 2018, and $59.2 million, or $0.42 per diluted share, for the quarter ended December 31, 2017. Net income for the full year 2018 was $264.4 million, or $1.93 per diluted share, compared to $183.7 million, or $1.32 per diluted share, for the full year 2017.  Core net income1 for the full year 2018 was $286.7 million, or $2.09 per diluted share, compared to $230.4 million, or $1.65 per diluted share for the full year 2017.

Net interest income for the quarter ended December 31, 2018 was $144.0 million, an increase of $2.7 million compared to $141.3 million for the quarter ended September 30, 2018, and an increase of $9.1 million compared to $134.9 million for the quarter ended December 31, 2017. The increase in net interest income compared to the third quarter of 2018 and fourth quarter of 2017 was due to higher average balances and yields on loans, higher yields on investment securities and lower average balances of time deposits, partially offset by higher rates on deposits, lower average balances of interest-bearing deposits in other banks and investment securities, and higher average balances of borrowings. Net interest income in the quarter ended December 31, 2018 included the benefit from a $1.1 million premium amortization adjustment related to the investment securities. Net interest income for the full year 2018 was $566.3 million compared to $528.8 million for 2017. The increase in net interest income was primarily attributable to higher average balances and yields on loans, higher yields on investment securities and interest-bearing deposits in other banks and lower average balances of time deposits, partially offset by higher rates on deposits, lower average balances of interest-bearing deposits in other banks and investment securities, and higher average balances of borrowings.

NIM was 3.23%, 3.11% and 2.99%, for the quarters ended December 31, 2018, September 30, 2018 and December 31, 2017, respectively.

1

Core measurements are non-GAAP financial measures. Core excludes certain gains, expenses and one-time items. See Tables 13 and 14 at the end of this document for reconciliations of core measurements, including core net income, core efficiency ratio and core earnings per diluted share to the comparable GAAP measurements.

2

ROATA and ROATCE are non-GAAP financial measurements. See Tables 13 and 14 at the end of this document for reconciliations of average tangible assets and average tangible stockholders’ equity to the most directly comparable GAAP measurements.

Results for the quarter ended December 31, 2018 included a provision for credit losses of $5.8 million compared to $4.5 million in the quarter ended September 30, 2018 and $5.1 million in the quarter ended December 31, 2017. The provision for credit losses for the full year of 2018 was $22.2 million, compared to $18.5 million in 2017.

Noninterest income was $33.1 million in the quarter ended December 31, 2018, a decrease of $14.3 million compared to noninterest income of $47.4 million in the quarter ended September 30, 2018 and a decrease of $21.2 million compared to noninterest income of $54.3 million in the quarter ended December 31, 2017. The decrease in noninterest income compared to the prior quarter was due to the $24.1 million other than temporary impairment (“OTTI”) losses on available-for-sale securities recognized as part of the investment portfolio restructuring and $2.6 million lower income from bank-owned life insurance (“BOLI”), partially offset by $11.1 million higher other noninterest income. The increase in other noninterest income versus the prior quarter was primarily due to a $7.6 million mark-to-market adjustment associated with maturing cash flow hedges, $1.7 million higher swap fee income and $1.5 million related to intercompany taxes. The decrease in noninterest income compared to the fourth quarter of 2017 was primarily due to the $24.1 million OTTI losses on available-for-sale securities and $1.6 million lower BOLI income, partially offset by $1.7 million higher other income, $1.4 million higher other service charges and fees and $1.2 million higher credit and debit card fees. Other noninterest income in the fourth quarter of 2017 included a $4.3 million gain on sale of a bank property and $3.7 million related to intercompany taxes. Noninterest income for full year 2018 was $179.0 million compared to $205.6 million for 2017. The $26.6 million lower noninterest income in 2018 compared to 2017 was primarily due to the $24.1 million OTTI losses on available-for-sale securities, $4.1 million lower BOLI income, and $3.8 million lower service charges on deposit accounts and $1.4 million lower other noninterest income, partially offset by $4.3 million higher other service charges and fees and $1.7 million higher credit and debit card fees.

Noninterest expense was $89.4 million for the quarter ended December 31, 2018, a decrease of $3.8 million from $93.1 million in the quarter ended September 30, 2018, and essentially unchanged from $89.9 million in the quarter ended December 31, 2017. The third quarter of 2018 included an expense of $4.1 million in connection with an agreement in principle to resolve a class action suit regarding overdraft fees. Excluding the legal expense in the third quarter, noninterest expenses in the fourth quarter of 2018 were essentially flat compared to the prior quarter. Noninterest expense for full year 2018 was $365.0 million compared to $347.6 million in 2017, an increase of $17.4 million, primarily due to $4.8 million higher other expense, which includes the $4.1 million legal expense in the third quarter of 2018, $4.8 million higher contracted services and professional fees, $4.1 million higher salaries and employee benefits and $3.8 million higher occupancy expenses.

The efficiency ratio was 50.5%, 49.4% and 47.5% for the quarters ended December 31, 2018, September 30, 2018 and December 31, 2017, respectively. Core efficiency ratio1 was 44.2%, 46.9% and 46.4% for the quarters ended December 31, 2018, September 30, 2018 and December 31, 2017, respectively. The efficiency ratio for full year 2018 was 49.0% compared to 47.3% in 2017. Core efficiency ratio1 for full year 2018 was 46.6% compared to 47.0% in 2017.

The effective tax rate for the fourth quarter of 2018 was 26.8% compared with 26.0% in the previous quarter and 87.6% percent in the same quarter last year. The provision for taxes in the fourth quarter of 2018 includes $1.5 million expense for intercompany taxes. The provision for taxes in the fourth quarter of 2017 included a $47.6 million charge due to the revaluation of certain tax-related assets at the projected lower corporate tax rate resulting from the Tax Cuts and Jobs Act. The effective tax rate for the full year 2018 was 26.2% compared with 50.1% in 2017.

Balance Sheet Highlights

Total assets were $20.7 billion at December 31, 2018, compared to $20.0 billion at September 30, 2018 and $20.5 billion at December 31, 2017.

The investment securities portfolio was $4.5 billion at December 31, 2018, compared to $4.6 billion at September 30, 2018 and $5.2 billion at December 31, 2017.

Total loans and leases were $13.1 billion at December 31, 2018, up $475.7 million, or 3.8%, from $12.6 billion at September 30, 2018 and up $798.8 million, or 6.5%, from $12.3 billion at December 31, 2017.

The growth in loans and leases in the most recent quarter was due to increases in commercial and industrial  (“C&I”) loans of $239.5 million, residential real estate loans of $104.0 million, commercial real estate loans of $99.0 million, home equity loans of $22.1 million, construction loans of $14.0 million and consumer loans of $10.6 million, slightly offset by a $13.5 million decline in lease financing.  Compared to December 31, 2017, the growth in loans and leases was due to increases in commercial real estate loans of $323.2 million, residential real estate loans of $300.5 million, consumer loans of $76.0 million, C&I loans of $73.5 million and home equity loans of $49.1 million, partially offset by a $17.3 million decrease in lease financing and $6.2 million decrease in construction loans.

Total deposits were $17.2 billion at December 31, 2018, an increase of $460.8 million, or 2.8%, from $16.7 billion at September 30, 2018, and a decrease of $462.1 million, or 2.6%, compared to $17.6 billion at December 31, 2017. The increase in deposits in the fourth quarter of 2018 included about $400.0 million of temporary, surge deposits that came in late in the quarter and is net of the $174.0 million reduction in public time deposits. The decrease in deposit balances compared to December 31, 2017 was due to the reduction of public time deposit balances by approximately $960 million in 2018.

Asset Quality

The Company's asset quality remained excellent during the fourth quarter of 2018. Total non-performing assets were $7.3 million, or 0.06% of total loans and leases and other real estate owned, at December 31, 2018, compared to non-performing assets of $11.3 million, or 0.09% of total loans and leases and other real estate owned, at September 30, 2018 and non-performing assets of $10.2 million, or 0.08% of total loans and leases and other real estate owned, at December 31, 2017.

Net charge offs for the quarter ended December 31, 2018 were $5.3 million, or 0.16% of average loans and leases on an annualized basis, compared to $3.8 million, or 0.12% of average loans and leases on an annualized basis for the quarter ended September 30, 2018 and $5.2 million, or 0.17% of average loans and leases on an annualized basis for the quarter ended December 31, 2017. Net charge-offs for the full year 2018 were $17.7 million, or 0.14% of average loans and leases, compared to net charge-offs of $16.7 million, or 0.14% of average loans and leases, in 2017.

The ratio of the allowance for loan and lease losses to total loans and leases was 1.08% at December 31, 2018 compared to 1.12% at September 30, 2018 and 1.12% at December 31, 2017.

Capital

Total stockholders’ equity was $2.5 billion at December 31, 2018, compared to $2.4 billion at September 30, 2018 and $2.5 billion at December 31, 2017.

The tier 1 leverage, common equity tier 1 and total capital ratios were 8.72%, 11.97% and 12.99%, respectively, at December 31, 2018, compared with 8.42%, 12.09% and 13.14% at September 30, 2018 and 8.52%, 12.45% and 13.50% at December 31, 2017.

Balance Sheet Restructuring

In January of 2019, we sold approximately $898 million of lower yielding available-for-sale securities, resulting in an after-tax loss of approximately $17.6 million or 13 cents per diluted share to be recognized in the fourth quarter of 2018 and $2.1 million to be recognized in the first quarter of 2019. The weighted average yield on the securities sold was 1.72% with an estimated duration of 2.8 years. Proceeds from the sales were reinvested in debt securities issued by U.S. government agencies at a weighted average yield of 3.03% with an estimated duration of 2.2 years. The Company estimates the restructuring will result in approximately $6.1 million of after-tax earnings accretion in 2019 and that the payback period of the loss will be approximately two and a half years.

First Hawaiian, Inc.

First Hawaiian, Inc. (NASDAQ:FHB) is a bank holding company headquartered in Honolulu, Hawaii. Its principal subsidiary, First Hawaiian Bank, founded in 1858 under the name Bishop & Company, is Hawaii’s oldest and largest financial institution with branch locations throughout Hawaii, Guam and Saipan. The company offers a comprehensive suite of banking services to consumer and commercial customers including deposit products, loans, wealth management, insurance, trust, retirement planning, credit card and merchant processing services. Customers may also access their accounts through ATMs, online and mobile banking channels. For more information about First Hawaiian, Inc., visit the Company’s website, www.fhb.com.

Conference Call Information

First Hawaiian will host a conference call to discuss the Company’s results today at 5:00 p.m. Eastern Time, 12:00 p.m. Hawaii Time. To access the call, participants should dial (844) 452-2942 (US/Canada), or (574) 990-9846 (International) ten minutes prior to the start of the call and enter the conference ID: 7513429. A live webcast of the conference call, including a slide presentation, will be available at the following link: www.fhb.com/earnings. The archive of the webcast will be available at the same location. A telephonic replay of the conference call will be available two hours after the conclusion of the call until 8:30 p.m. (Eastern Time) on February 4, 2019. Access the replay by dialing (855) 859-2056 or (404) 537-3406 and entering the conference ID: 7513429.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized” and “outlook”, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements include, but are not limited to, statements relating to the estimated 2019 earnings accretion and payback period of the loss in connection with the restructuring transactions described above, are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see our U.S. Securities and

Exchange Commission (“SEC”) filings, including, but not limited to, our annual report on Form 10-K for the year ended December 31, 2017.

Use of Non-GAAP Financial Measures

We present net interest income, noninterest income, noninterest expense, net income, earnings per share (basic and diluted) and the related ratios described below, on an adjusted, or “core,” basis, each a non-GAAP financial measure. These core measures exclude from the corresponding GAAP measure the impact of certain items that we do not believe are representative of our financial results. We believe that the presentation of these non-GAAP financial measures helps identify underlying trends in our business from period to period that could otherwise be distorted by the effect of certain expenses, gains and other items included in our operating results. We believe that these core measures provide useful information about our operating results and enhance the overall understanding of our past performance and future performance. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition.

Core net interest margin, core efficiency ratio, core return on average total assets and core return on average total stockholders’ equity are non-GAAP financial measures. We compute our core net interest margin as the ratio of core net interest income to average earning assets. We compute our core efficiency ratio as the ratio of core noninterest expense to the sum of core net interest income and core noninterest income. We compute our core return on average total assets as the ratio of core net income to average total assets. We compute our core return on average total stockholders’ equity as the ratio of core net income to average total stockholders’ equity.

Return on average tangible stockholders’ equity, core return on average tangible stockholders’ equity, return on average tangible assets, core return on average tangible assets and tangible stockholders’ equity to tangible assets are non-GAAP financial measures. We compute our return on average tangible stockholders’ equity as the ratio of net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. We compute our core return on average tangible stockholders’ equity as the ratio of core net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. We compute our return on average tangible assets as the ratio of net income to average tangible assets, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total assets. We compute our core return on average tangible assets as the ratio of core net income to average tangible assets. We compute our tangible stockholders’ equity to tangible assets as the ratio of tangible stockholders’ equity to tangible assets, each of which we calculate by subtracting (and thereby effectively excluding) the value of our goodwill. We believe that these measurements are useful for investors, regulators, management and others to evaluate financial performance and capital adequacy relative to other financial institutions. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results or financial condition as reported under GAAP.

Tables 13 and 14 at the end of this document provide a reconciliation of these non-GAAP financial measures with their most directly comparable GAAP measures.

Investor Relations Contact:	Media Contact:
Kevin Haseyama, CFA	Susan Kam
(808) 525‑6268	(808) 525‑6254
khaseyama@fhb.com	skam@fhb.com

Financial Highlights					Table 1
	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share data)	2018	2018	2017	2018	2017
Operating Results:
Net interest income	$143,985	$141,258	$134,886	$566,318	$528,804
Provision for loan and lease losses	5,750	4,460	5,100	22,180	18,500
Noninterest income	33,091	47,405	54,324	178,993	205,605
Noninterest expense	89,354	93,147	89,850	364,953	347,554
Net income	59,995	67,388	11,684	264,394	183,682
Basic earnings per share	0.44	0.50	0.08	1.93	1.32
Diluted earnings per share	0.44	0.50	0.08	1.93	1.32
Dividends declared per share	0.24	0.24	0.22	0.96	0.88
Dividend payout ratio	54.55%	48.00%	275.00%	49.74%	66.67%
Supplemental Income Statement Data (non-GAAP):
Core net interest income	$143,985	$141,258	$134,886	$566,318	$528,804
Core noninterest income	57,176	47,405	50,069	203,078	198,683
Core noninterest expense	88,919	88,511	85,777	358,561	342,097
Core net income	77,914	70,818	59,163	286,711	230,366
Core basic earnings per share	0.58	0.52	0.42	2.09	1.65
Core diluted earnings per share	0.58	0.52	0.42	2.09	1.65
Performance Ratio:
Net interest margin	3.23%	3.11%	2.99%	3.16%	2.99%
Core net interest margin (non-GAAP)	3.23%	3.11%	2.99%	3.16%	2.99%
Efficiency ratio	50.45%	49.36%	47.47%	48.96%	47.32%
Core efficiency ratio (non-GAAP)	44.19%	46.90%	46.36%	46.59%	47.02%
Return on average total assets	1.19%	1.31%	0.23%	1.31%	0.92%
Core return on average total assets (non-GAAP)	1.54%	1.38%	1.16%	1.42%	1.16%
Return on average tangible assets (non-GAAP)	1.25%	1.38%	0.24%	1.37%	0.97%
Core return on average tangible assets (non-GAAP)(1)	1.62%	1.45%	1.22%	1.49%	1.22%
Return on average total stockholders' equity	9.77%	11.01%	1.80%	10.76%	7.24%
Core return on average total stockholders' equity (non-GAAP)	12.68%	11.57%	9.13%	11.67%	9.08%
Return on average tangible stockholders' equity (non-GAAP)	16.51%	18.66%	2.94%	18.08%	11.91%
Core return on average tangible stockholders’ equity (non-GAAP)(2)	21.44%	19.61%	14.90%	19.61%	14.93%
Average Balances:
Average loans and leases	$12,829,635	$12,595,668	$12,169,167	$12,570,182	$11,944,596
Average earning assets	17,701,301	18,041,483	17,904,956	17,911,545	17,680,885
Average assets	20,069,988	20,391,456	20,193,919	20,247,135	19,942,807
Average deposits	16,608,611	17,158,849	17,211,872	17,115,380	17,016,382
Average stockholders' equity	2,437,504	2,427,907	2,570,704	2,457,771	2,538,341
Market Value Per Share:
Closing	22.51	27.16	29.18	22.51	29.18
High	27.49	30.02	30.85	32.36	35.32
Low	21.19	27.02	27.34	21.19	26.30

	As of	As of	As of
	December 31,	September 30,	December 31,
	2018	2018	2017
Balance Sheet Data:
Loans and leases	$13,076,191	$12,600,464	$12,277,369
Total assets	20,695,678	19,983,838	20,549,461
Total deposits	17,150,068	16,689,273	17,612,122
Short-term borrowings	—	30,000	—
Long-term borrowings	600,026	400,026	34
Total stockholders' equity	2,524,839	2,423,462	2,532,551

Per Share of Common Stock:
Book value	$18.72	$17.97	$18.14
Tangible book value (non-GAAP)(3)	11.34	10.59	11.01

Asset Quality Ratios:
Non-accrual loans and leases / total loans and leases	0.05%	0.09%	0.08%
Allowance for loan and lease losses / total loans and leases	1.08%	1.12%	1.12%

Capital Ratios:
Common Equity Tier 1 Capital Ratio	11.97%	12.09%	12.45%
Tier 1 Capital Ratio	11.97%	12.09%	12.45%
Total Capital Ratio	12.99%	13.14%	13.50%
Tier 1 Leverage Ratio	8.72%	8.42%	8.52%
Total stockholders' equity to total assets	12.20%	12.13%	12.32%
Tangible stockholders' equity to tangible assets (non-GAAP)	7.76%	7.52%	7.86%

Non-Financial Data:
Number of branches	60	60	62
Number of ATMs	295	296	310
Number of Full-Time Equivalent Employees	2,155	2,166	2,220

(1)

Core return on average tangible assets is a non-GAAP financial measure. We compute our core return on average tangible assets as the ratio of core net income to average tangible assets, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total assets. For a reconciliation to the most directly comparable GAAP financial measure for core net income, see Table 13, GAAP to Non-GAAP Reconciliation.

(2)

Core return on average tangible stockholders’ equity is a non-GAAP financial measure. We compute our core return on average tangible stockholders’ equity as the ratio of core net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. For a reconciliation to the most directly comparable GAAP financial measure for core net income, see Table 13, GAAP to Non-GAAP Reconciliation.

(3)

Tangible book value is a non-GAAP financial measure. We compute our tangible book value as the ratio of tangible stockholders’ equity to shares outstanding. Tangible stockholders’ equity is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our total stockholders’ equity. For a reconciliation to the most directly comparable GAAP financial measure for core net income, see Table 13, GAAP to Non-GAAP Reconciliation.

Consolidated Statements of Income	Table 2
	Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share amounts)	2018	2018	2017	2018	2017
Interest income
Loans and lease financing	$140,649	$135,394	$120,244	$529,877	$462,675
Available-for-sale securities	25,537	25,196	26,589	107,123	102,272
Other	1,858	3,462	1,725	9,051	5,821
Total interest income	168,044	164,052	148,558	646,051	570,768
Interest expense
Deposits	20,152	20,205	13,665	72,976	41,944
Short-term and long-term borrowings	3,907	2,589	7	6,757	20
Total interest expense	24,059	22,794	13,672	79,733	41,964
Net interest income	143,985	141,258	134,886	566,318	528,804
Provision for loan and lease losses	5,750	4,460	5,100	22,180	18,500
Net interest income after provision for loan and lease losses	138,235	136,798	129,786	544,138	510,304
Noninterest income
Service charges on deposit accounts	8,427	7,933	8,259	32,036	35,807
Credit and debit card fees	16,755	16,535	15,599	65,716	64,049
Other service charges and fees	9,763	9,578	8,346	38,316	34,063
Trust and investment services income	7,895	7,487	7,949	31,324	30,485
Bank-owned life insurance	1,086	3,692	2,659	9,217	13,283
Other-than-temporary impairment (OTTI) losses on available-for-sale debt securities	(24,085)	—	—	(24,085)	—
Other	13,250	2,180	11,512	26,469	27,918
Total noninterest income	33,091	47,405	54,324	178,993	205,605
Noninterest expense
Salaries and employee benefits	41,407	41,959	43,627	167,162	163,086
Contracted services and professional fees	13,005	11,478	11,481	49,775	45,011
Occupancy	7,181	6,757	6,103	27,330	23,485
Equipment	4,610	4,181	4,349	17,714	17,247
Regulatory assessment and fees	2,053	3,966	3,715	14,217	14,907
Advertising and marketing	1,687	1,060	936	4,813	6,191
Card rewards program	6,978	5,805	6,256	24,860	23,363
Other	12,433	17,941	13,383	59,082	54,264
Total noninterest expense	89,354	93,147	89,850	364,953	347,554
Income before provision for income taxes	81,972	91,056	94,260	358,178	368,355
Provision for income taxes	21,977	23,668	82,576	93,784	184,673
Net income	$59,995	$67,388	$11,684	$264,394	$183,682
Basic earnings per share	$0.44	$0.50	$0.08	$1.93	$1.32
Diluted earnings per share	$0.44	$0.50	$0.08	$1.93	$1.32
Dividends declared per share	$0.24	$0.24	$0.22	$0.96	$0.88
Basic weighted-average outstanding shares	134,874,277	135,466,669	139,588,782	136,945,134	139,560,305
Diluted weighted-average outstanding shares	135,100,162	135,675,498	139,698,674	137,111,420	139,656,993

Consolidated Balance Sheets	Table 3
	December 31,	September 30,	December 31,
(dollars in thousands)	2018	2018	2017
Assets
Cash and due from banks	$396,836	$350,967	$367,084
Interest-bearing deposits in other banks	606,801	348,526	667,560
Investment securities	4,498,342	4,595,301	5,234,658
Loans held for sale	432	—	556
Loans and leases	13,076,191	12,600,464	12,277,369
Less: allowance for loan and lease losses	141,718	141,250	137,253
Net loans and leases	12,934,473	12,459,214	12,140,116

Premises and equipment, net	304,996	286,374	289,215
Other real estate owned and repossessed personal property	751	362	329
Accrued interest receivable	48,920	49,407	47,987
Bank-owned life insurance	446,076	444,987	438,010
Goodwill	995,492	995,492	995,492
Mortgage servicing rights	16,155	16,937	13,196
Other assets	446,404	436,271	355,258
Total assets	$20,695,678	$19,983,838	$20,549,461
Liabilities and Stockholders' Equity
Deposits:
Interest-bearing	$11,142,127	$10,881,918	$11,485,269
Noninterest-bearing	6,007,941	5,807,355	6,126,853
Total deposits	17,150,068	16,689,273	17,612,122
Short-term borrowings	—	30,000	—
Long-term borrowings	600,026	400,026	34
Retirement benefits payable	127,909	135,523	134,218
Other liabilities	292,836	305,554	270,536
Total liabilities	18,170,839	17,560,376	18,016,910

Stockholders' equity
Common stock ($0.01 par value; authorized 300,000,000 shares; issued/outstanding: 139,656,674 / 134,874,302 shares as of December 31, 2018, issued/outstanding: 139,655,841 / 134,873,728 shares as of September 30, 2018 and issued/outstanding: 139,599,454 / 139,588,782 shares as of December 31, 2017)	1,397	1,397	1,396
Additional paid-in capital	2,495,853	2,494,436	2,488,643
Retained earnings	291,919	264,463	139,177
Accumulated other comprehensive loss, net	(132,195)	(204,699)	(96,383)
Treasury stock (4,782,372 shares as of December 31, 2018, 4,782,113 as of September 30, 2018 and 10,672 as of December 31, 2017)	(132,135)	(132,135)	(282)
Total stockholders' equity	2,524,839	2,423,462	2,532,551
Total liabilities and stockholders' equity	$20,695,678	$19,983,838	$20,549,461

Average Balances and Interest Rates									Table 4
	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2018			September 30, 2018			December 31, 2017
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$290.0	$1.5	2.04%	$656.7	$3.3	1.99%	$479.4	$1.6	1.31%
Available-for-Sale Investment Securities	4,521.3	25.5	2.24	4,737.3	25.2	2.11	5,236.8	26.6	2.01
Loans Held for Sale	0.3	—	3.51	1.8	—	3.83	0.1	—	3.57
Loans and Leases(1)
Commercial and industrial	3,120.9	32.7	4.16	3,019.9	31.0	4.08	3,130.3	26.3	3.34
Commercial real estate	3,013.0	32.4	4.27	2,975.3	31.0	4.13	2,755.1	25.6	3.68
Construction	623.9	7.1	4.51	629.5	6.7	4.20	605.5	5.5	3.57
Residential:
Residential mortgages	3,351.8	36.0	4.26	3,288.5	34.9	4.21	3,069.9	32.7	4.23
Home equity lines	904.5	8.7	3.78	870.5	8.2	3.72	864.0	7.6	3.50
Consumer	1,657.9	22.7	5.44	1,649.7	22.4	5.39	1,575.1	21.3	5.36
Lease financing	157.6	1.1	2.70	162.3	1.2	3.00	169.3	1.3	2.94
Total Loans and Leases	12,829.6	140.7	4.35	12,595.7	135.4	4.26	12,169.2	120.3	3.92
Other Earning Assets	60.1	0.4	2.42	50.0	0.2	1.29	19.5	0.1	2.98
Total Earning Assets(2)	17,701.3	168.1	3.77	18,041.5	164.1	3.61	17,905.0	148.6	3.29
Cash and Due from Banks	339.7			336.5			317.5
Other Assets	2,029.0			2,013.5			1,971.4
Total Assets	$20,070.0			$20,391.5			$20,193.9

Interest-Bearing Liabilities
Interest-Bearing Deposits
Savings	$4,708.4	$3.6	0.30%	$4,727.2	$3.3	0.28%	4,401.0	$1.3	0.12%
Money Market	3,021.9	6.1	0.80	2,871.0	4.6	0.63	2,582.1	1.1	0.17
Time	3,026.2	10.5	1.37	3,705.7	12.3	1.32	4,299.7	11.3	1.04
Total Interest-Bearing Deposits	10,756.5	20.2	0.74	11,303.9	20.2	0.71	11,282.8	13.7	0.48
Short-Term Borrowings	112.9	0.6	2.26	3.3	—	1.30	2.3	—	1.11
Long-Term Borrowings	452.2	3.3	2.86	358.7	2.6	2.85	—	—	—
Total Interest-Bearing Liabilities	11,321.6	24.1	0.84	11,665.9	22.8	0.78	11,285.1	13.7	0.48
Net Interest Income		$144.0			$141.3			$134.9
Interest Rate Spread			2.93%			2.83%			2.81%
Net Interest Margin			3.23%			3.11%			2.99%
Noninterest-Bearing Demand Deposits	5,852.1			5,854.9			5,929.1
Other Liabilities	458.8			442.8			409.0
Stockholders' Equity	2,437.5			2,427.9			2,570.7
Total Liabilities and Stockholders' Equity	$20,070.0			$20,391.5			$20,193.9

(1)	Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
(2)	For the periods disclosed above, the taxable-equivalent basis adjustments made to the table above were not material.

Average Balances and Interest Rates						Table 5
	Year Ended			Year Ended
	December 31, 2018			December 31, 2017
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$460.8	$8.3	1.81%	$507.3	$5.5	1.09%
Available-for-Sale Investment Securities	4,843.0	107.1	2.21	5,201.5	102.3	1.97
Loans Held for Sale	1.0	—	3.60	—	—	—
Loans and Leases(1)
Commercial and industrial	3,105.4	121.9	3.93	3,230.2	103.6	3.21
Commercial real estate	2,918.5	118.7	4.07	2,643.6	96.7	3.66
Construction	623.6	25.8	4.13	537.8	18.6	3.45
Residential:
Residential mortgages	3,254.9	138.4	4.25	2,956.3	126.2	4.27
Home equity lines	874.2	32.2	3.68	865.2	29.6	3.43
Consumer	1,633.2	88.2	5.40	1,540.0	83.1	5.40
Lease financing	160.4	4.7	2.91	171.5	4.9	2.87
Total Loans and Leases	12,570.2	529.9	4.22	11,944.6	462.7	3.87
Other Earning Assets	36.5	0.7	1.93	27.5	0.3	1.04
Total Earning Assets(2)	17,911.5	646.0	3.61	17,680.9	570.8	3.23
Cash and Due from Banks	328.3			321.4
Other Assets	2,007.3			1,940.5
Total Assets	$20,247.1			$19,942.8

Interest-Bearing Liabilities
Interest-Bearing Deposits
Savings	$4,638.6	$11.0	0.24%	$4,475.2	$3.9	0.09%
Money Market	2,833.4	15.2	0.53	2,576.0	3.3	0.13
Time	3,743.5	46.8	1.25	4,096.4	34.8	0.85
Total Interest-Bearing Deposits	11,215.5	73.0	0.65	11,147.6	42.0	0.38
Short-Term Borrowings	39.9	0.8	2.13	2.2	—	0.80
Long-Term Borrowings	206.0	5.9	2.87	—	—	—
Total Interest-Bearing Liabilities	11,461.4	79.7	0.70	11,149.8	42.0	0.38
Net Interest Income		$566.3			$528.8
Interest Rate Spread			2.91%			2.85%
Net Interest Margin			3.16%			2.99%
Noninterest-Bearing Demand Deposits	5,899.9			5,868.8
Other Liabilities	428.0			385.9
Stockholders' Equity	2,457.8			2,538.3
Total Liabilities and Stockholders' Equity	$20,247.1			$19,942.8

(1)	Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
(2)	For the periods disclosed above, the taxable-equivalent basis adjustments made to the table above were not material.

Analysis of Change in Net Interest Income			Table 6
	Three Months Ended December 31, 2018
	Compared to September 30, 2018
(dollars in millions)	Volume	Rate	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$(1.9)	$0.1	$(1.8)
Available-for-Sale Investment Securities	(1.2)	1.5	0.3
Loans and Leases
Commercial and industrial	1.1	0.6	1.7
Commercial real estate	0.4	1.0	1.4
Construction	(0.1)	0.5	0.4
Residential:
Residential mortgage	0.7	0.4	1.1
Home equity line	0.3	0.2	0.5
Consumer	0.1	0.2	0.3
Lease financing	—	(0.1)	(0.1)
Total Loans and Leases	2.5	2.8	5.3
Other Earning Assets	—	0.2	0.2
Total Change in Interest Income	(0.6)	4.6	4.0

Change in Interest Expense:
Interest-Bearing Deposits
Savings	—	0.3	0.3
Money Market	0.3	1.2	1.5
Time	(2.3)	0.5	(1.8)
Total Interest-Bearing Deposits	(2.0)	2.0	—
Short-Term Borrowings	0.6	—	0.6
Long-Term Borrowings	0.7	—	0.7
Total Change in Interest Expense	(0.7)	2.0	1.3
Change in Net Interest Income	$0.1	$2.6	$2.7

Analysis of Change in Net Interest Income			Table 7
	Three Months Ended December 31, 2018
	Compared to December 31, 2017
(dollars in millions)	Volume	Rate	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$(0.8)	$0.7	$(0.1)
Available-for-Sale Investment Securities	(3.9)	2.8	(1.1)
Loans and Leases
Commercial and industrial	(0.1)	6.5	6.4
Commercial real estate	2.5	4.3	6.8
Construction	0.2	1.5	1.7
Residential:
Residential mortgage	3.0	0.3	3.3
Home equity line	0.4	0.6	1.0
Consumer	1.1	0.3	1.4
Lease financing	(0.1)	(0.1)	(0.2)
Total Loans and Leases	7.0	13.4	20.4
Other Earning Assets	0.3	—	0.3
Total Change in Interest Income	2.6	16.9	19.5

Change in Interest Expense:
Interest-Bearing Deposits
Savings	0.1	2.2	2.3
Money Market	0.2	4.8	5.0
Time	(3.8)	3.0	(0.8)
Total Interest-Bearing Deposits	(3.5)	10.0	6.5
Short-Term Borrowings	0.6	—	0.6
Long-Term Borrowings	3.3	—	3.3
Total Change in Interest Expense	0.4	10.0	10.4
Change in Net Interest Income	$2.2	$6.9	$9.1

Analysis of Change in Net Interest Income			Table 8
	Year Ended December 31, 2018
	Compared to December 31, 2017
(dollars in millions)	Volume	Rate	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$(0.5)	$3.3	$2.8
Available-for-Sale Investment Securities	(7.3)	12.2	4.9
Loans and Leases
Commercial and industrial	(4.1)	22.4	18.3
Commercial real estate	10.6	11.5	22.1
Construction	3.2	4.0	7.2
Residential:
Residential mortgage	12.7	(0.4)	12.3
Home equity line	0.3	2.2	2.5
Consumer	5.0	—	5.0
Lease financing	(0.3)	0.1	(0.2)
Total Loans and Leases	27.4	39.8	67.2
Other Earning Assets	0.1	0.3	0.4
Total Change in Interest Income	19.7	55.6	75.3

Change in Interest Expense:
Interest-Bearing Deposits
Savings	0.1	7.0	7.1
Money Market	0.4	11.5	11.9
Time	(3.2)	15.2	12.0
Total Interest-Bearing Deposits	(2.7)	33.7	31.0
Short-Term Borrowings	0.8	0.1	0.9
Long-Term Borrowings	5.9	—	5.9
Total Change in Interest Expense	4.0	33.8	37.8
Change in Net Interest Income	$15.7	$21.8	$37.5

Loans and Leases			Table 9
	December 31,	September 30,	December 31,
(dollars in thousands)	2018	2018	2017
Commercial and industrial	$3,208,760	$2,969,237	$3,135,266
Commercial real estate	2,990,783	2,891,753	2,667,597
Construction	626,757	612,794	632,911
Residential:
Residential mortgage	3,527,101	3,423,115	3,226,601
Home equity line	912,517	890,374	863,452
Total residential	4,439,618	4,313,489	4,090,053
Consumer	1,662,504	1,651,877	1,586,476
Lease financing	147,769	161,314	165,066
Total loans and leases	$13,076,191	$12,600,464	$12,277,369

Deposits			Table 10
	December 31,	September 30,	December 31,
(dollars in thousands)	2018	2018	2017
Demand	$6,007,941	$5,807,355	$6,126,853
Savings	4,853,285	4,685,460	4,509,419
Money Market	3,196,678	2,905,959	2,801,968
Time	3,092,164	3,290,499	4,173,882
Total Deposits	$17,150,068	$16,689,273	$17,612,122

Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More			Table 11
	December 31,	September 30,	December 31,
(dollars in thousands)	2018	2018	2017
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial Loans:
Commercial and industrial	$274	$481	$2,932
Commercial real estate	1,658	2,786	1,786
Construction	—	2,001	—
Total Commercial Loans	1,932	5,268	4,718
Residential Loans:
Residential mortgage	4,611	5,678	5,107
Total Residential Loans	4,611	5,678	5,107
Total Non-Accrual Loans and Leases	6,543	10,946	9,825
Other Real Estate Owned	751	362	329
Total Non-Performing Assets	$7,294	$11,308	$10,154

Accruing Loans and Leases Past Due 90 Days or More
Commercial Loans:
Commercial and industrial	$141	$141	$220
Commercial real estate	—	172	1,400
Total Commercial Loans	141	313	1,620
Residential Loans:
Residential mortgage	32	168	—
Home equity line	2,842	2,620	1,360
Total Residential Loans	2,874	2,788	1,360
Consumer	3,373	2,813	1,394
Total Accruing Loans and Leases Past Due 90 Days or More	$6,388	$5,914	$4,374

Restructured Loans on Accrual Status and Not Past Due 90 Days or More	24,033	28,608	34,130
Total Loans and Leases	$13,076,191	$12,600,464	$12,277,369

Allowance for Loan and Lease Losses					Table 12
	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands)	2018	2018	2017	2018	2017
Balance at Beginning of Period	$141,250	$140,601	$137,327	$137,253	$135,494
Loans and Leases Charged-Off
Commercial Loans:
Commercial and industrial	—	(303)	(181)	(778)	(1,519)
Lease financing	—	—	—	—	(147)
Total Commercial Loans	—	(303)	(181)	(778)	(1,666)
Residential	(6)	(125)	(93)	(165)	(408)
Consumer	(8,015)	(5,700)	(6,765)	(26,630)	(23,851)
Total Loans and Leases Charged-Off	(8,021)	(6,128)	(7,039)	(27,573)	(25,925)
Recoveries on Loans and Leases Previously Charged-Off
Commercial Loans:
Commercial and industrial	78	51	19	232	844
Commercial real estate	41	21	128	216	596
Total Commercial Loans	119	72	147	448	1,440
Residential	256	442	77	940	687
Consumer	2,364	1,803	1,641	8,470	7,057
Total Recoveries on Loans and Leases Previously Charged-Off	2,739	2,317	1,865	9,858	9,184
Net Loans and Leases Charged-Off	(5,282)	(3,811)	(5,174)	(17,715)	(16,741)
Provision for Loan and Lease Losses	5,750	4,460	5,100	22,180	18,500
Balance at End of Period	$141,718	$141,250	$137,253	$141,718	$137,253
Average Loans and Leases Outstanding	$12,829,635	$12,595,668	$12,169,167	$12,570,182	$11,944,596
Ratio of Net Loans and Leases Charged-Off to Average Loans and Leases Outstanding	0.16%	0.12%	0.17%	0.14%	0.14%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.08%	1.12%	1.12%	1.08%	1.12%

GAAP to Non-GAAP Reconciliation					Table 13
	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share amounts)	2018	2018	2017	2018	2017
Income Statement Data:
Net income	$59,995	$67,388	$11,684	$264,394	$183,682

Average total stockholders' equity	$2,437,504	$2,427,907	$2,570,704	$2,457,771	$2,538,341
Less: average goodwill	995,492	995,492	995,492	995,492	995,492
Average tangible stockholders' equity	$1,442,012	$1,432,415	$1,575,212	$1,462,279	$1,542,849

Average total assets	$20,069,988	$20,391,456	$20,193,919	$20,247,135	$19,942,807
Less: average goodwill	995,492	995,492	995,492	995,492	995,492
Average tangible assets	$19,074,496	$19,395,964	$19,198,427	$19,251,643	$18,947,315

Return on average total stockholders' equity(1)	9.77%	11.01%	1.80%	10.76%	7.24%
Return on average tangible stockholders' equity (non-GAAP)(1)	16.51%	18.66%	2.94%	18.08%	11.91%

Return on average total assets(1)	1.19%	1.31%	0.23%	1.31%	0.92%
Return on average tangible assets (non-GAAP)(1)	1.25%	1.38%	0.24%	1.37%	0.97%

Average stockholders' equity to average assets	12.15%	11.91%	12.73%	12.14%	12.73%
Tangible average stockholders' equity to tangible average assets (non-GAAP)	7.56%	7.39%	8.20%	7.60%	8.14%

	As of	As of	As of
	December 31,	September 30,	December 31,
	2018	2018	2017
Balance Sheet Data:
Total stockholders' equity	$2,524,839	$2,423,462	$2,532,551
Less: goodwill	995,492	995,492	995,492
Tangible stockholders' equity	$1,529,347	$1,427,970	$1,537,059

Total assets	$20,695,678	$19,983,838	$20,549,461
Less: goodwill	995,492	995,492	995,492
Tangible assets	$19,700,186	$18,988,346	$19,553,969

Shares outstanding	134,874,302	134,873,728	139,588,782

Total stockholders' equity to total assets	12.20%	12.13%	12.32%
Tangible stockholders' equity to tangible assets (non-GAAP)	7.76%	7.52%	7.86%

Book value per share	$18.72	$17.97	$18.14
Tangible book value per share (non-GAAP)	$11.34	$10.59	$11.01

(1)	Annualized for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017.

GAAP to Non-GAAP Reconciliation					Table 14
	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share amounts)	2018	2018	2017	2018	2017
Net interest income	$143,985	$141,258	$134,886	$566,318	$528,804
Core net interest income (non-GAAP)	$143,985	$141,258	$134,886	$566,318	$528,804

Noninterest income	$33,091	$47,405	$54,324	$178,993	$205,605
OTTI losses on available-for-sale debt securities	24,085	—	—	24,085	—
Gains on sale of real estate	—	—	(4,255)	—	(6,922)
Core noninterest income (non-GAAP)	$57,176	$47,405	$50,069	$203,078	$198,683

Noninterest expense	$89,354	$93,147	$89,850	$364,953	$347,554
Loss on litigation settlement(1)	—	(4,125)	—	(4,125)	—
One-time items(2)	(435)	(511)	(4,073)	(2,267)	(5,457)
Core noninterest expense (non-GAAP)	$88,919	$88,511	$85,777	$358,561	$342,097

Net income	$59,995	$67,388	$11,684	$264,394	$183,682
OTTI losses on available-for-sale debt securities	24,085	—	—	24,085	—
Gains on sale of real estate	—	—	(4,255)	—	(6,922)
Loss on litigation settlement(1)	—	4,125	—	4,125	—
One-time noninterest expense items(2)	435	511	4,073	2,267	5,457
Tax reform bill	—	—	47,598	—	47,598
Tax adjustments(3)	(6,601)	(1,206)	63	(8,160)	551
Total core adjustments	17,919	3,430	47,479	22,317	46,684
Core net income (non-GAAP)	$77,914	$70,818	$59,163	$286,711	$230,366
Core basic earnings per share (non-GAAP)	$0.58	$0.52	$0.42	$2.09	$1.65
Core diluted earnings per share (non-GAAP)	$0.58	$0.52	$0.42	$2.09	$1.65
Core efficiency ratio (non-GAAP)	44.19%	46.90%	46.36%	46.59%	47.02%

Basic earnings per share	$0.44	$0.50	$0.08	$1.93	$1.32
Diluted earnings per share	$0.44	$0.50	$0.08	$1.93	$1.32
Efficiency ratio	50.45%	49.36%	47.47%	48.96%	47.32%

(1)

The Company reached an agreement in principle to resolve a putative class action lawsuit alleging that the Bank improperly charged certain overdraft fees. In connection with the anticipated settlement agreement, the Company recorded an expense of approximately $4.1 million during the three months ended September 30, 2018 and during the year ended December 31, 2018.

(2)

One-time items for the year ended December 31, 2018 included the loss on our funding swap as a result of a decrease in the conversion rate of our Visa Class B restricted shares sold in 2016. One-time items for all periods disclosed included public offering related costs.

(3)	Represents the adjustments to net income, tax effected at the Company’s effective tax rate for the respective period, exclusive of one-time Tax Cuts and Jobs Act expense.